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                           RESTRICTED STOCK AGREEMENT

         THIS RESTRICTED STOCK AGREEMENT, made as of the 14TH day of September, 1999 (the "Grant Date"), by and between Nathan Kahn, as tenant-in-common, Sandra Kahn, as tenant-in-common, each c/o Empire Resources, Inc., One Parker Plaza, Fort Lee, New Jersey 07024 (collectively, the "Kahns"), Empire Resources, Inc., a Delaware corporation (the "Company"), and Harvey Wrubel residing at 670 South Forest Drive, Teaneck, New Jersey 07666 (the "Executive").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Kahns desire to transfer to the Executive shares of the Company's common stock, without par value (the "Common Stock"), subject to certain restrictions set forth herein in order to provide additional incentives to the Executive and to further the identity of interests of the Executive and the Company's stockholders through opportunities for stock ownership by the Executive.

         NOW THEREFORE, the parties hereto agree as follows:

         1. Grant of Restricted Stock. Subject to the restrictions, terms and conditions of this Agreement, the Kahns, as tenants-in-common, hereby transfer to the Executive one-half of a share (.5 shares) of Common Stock (the "Shares"). Pursuant to Section 3 hereof, the Shares are subject to certain vesting restrictions, which restrictions shall expire at various times with regard to portions of the Shares. While such restrictions are in effect, the Shares subject to such restrictions shall be referred to herein as the "Restricted Stock."

         2. Restrictions on Transfer. The Executive shall not sell, transfer, pledge, hypothecate, assign or otherwise encumber or dispose of the Shares, except as set forth in this Agreement. Any attempted sale, transfer, pledge, hypothecation, assignment or other disposition of the Shares in violation of this Agreement shall be void and of no effect and the Company shall disregard the same on its books and records and issue "stop transfer" instructions to its transfer agent.

         3. Restricted Stock.

                  3.1 Retention of Certificates. Promptly after the date of this Agreement, the Company shall issue stock certificates representing the Restricted Stock. The stock certificates shall be registered in the Executive's name and shall bear the legend required pursuant to Section 4 hereof. Such stock certificates shall be held in custody by the Company until the restrictions thereon shall have lapsed. The Executive shall have delivered to the Company a duly signed stock power, endorsed in blank, relating to the Restricted Stock. In the event the Executive receives a stock dividend on the Restricted Stock or the Restricted Stock is split or the Executive receives any other shares, securities, moneys or property representing a dividend on the Restricted Stock (other than regular cash dividends on and after the date of this Agreement) or representing a distribution or return of capital upon or in respect of the Restricted Stock or any



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part thereof, or resulting from a split-up, reclassification or other like changes of the Restricted Stock, or otherwise received in exchange therefor, and any warrants, rights or options issued to the Executive in respect of the Restricted Stock (collectively "RS Property"), the Executive will also immediately deposit with and deliver to the Company (or its designated agent) any of such RS Property, including any certificates representing shares duly endorsed in blank or accompanied by stock powers duly executed in blank, and such RS Property shall be subject to the same restrictions, including that of this Section 3.1, as the Restricted Stock with regard to which they are issued and shall herein, except where the context otherwise requires, be encompassed within the term "Restricted Stock."

                  3.2 Rights with Regard to Restricted Stock. Upon delivery to the Executive, the Restricted Stock will constitute issued and outstanding shares of Common Stock for all corporate purposes. From and after the date of transfer, the Executive will have the right to vote the Restricted Stock, to receive and retain all regular cash dividends payable to holders of Common Stock of record on and after the transfer of the Restricted Stock, and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to the Restricted Stock, with the exceptions that (i) the Executive will not be entitled to delivery of the stock certificate or certificates representing the Restricted Stock until the period during which such Restricted Stock is subject to the restrictions set forth in Section 2 hereof (the "Restriction Period") has expired and unless all other vesting requirements with respect thereto shall have been fulfilled, (ii) the Company will retain custody of the stock certificate or certificates representing the Restricted Stock and the other RS Property during the Restriction Period, (iii) no RS Property shall bear interest or be segregated in separate accounts during the Restriction Period, and (iv) the Executive may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Stock during the Restriction Period. Notwithstanding the foregoing, if there is a tender offer with respect to the Common Stock, the Executive may tender his shares of Restricted Stock, but such Restricted Stock shall upon tender remain subject to the restrictions set forth in Sections 3.3(a) and 3.3(b) below to the extent that such restrictions continue to apply subsequent to the consummation of such tender offer.

                  3.3 Vesting. (a) Except as provided in Section 3.3(b) below, the Restricted Stock shall become vested and cease to be Restricted Stock (but shall remain subject to the other terms of this Agreement) on each of the following dates (each, a "Vesting Date") as follows if the Executive has been continuously employed by the Company until such date:

On the first anniversary of the Grant Date                  33.33% of the Shares

On the second anniversary of the Grant Date                 33.33% of the Shares

On the third anniversary of the Grant Date                  33.34% of the Shares

                  There shall be no proportionate or partial vesting in the periods prior to the applicable Vesting Date and all vesting shall occur only on the appropriate Vesting Date, provided that, if the Executive's employment with the Company is terminated by the Company without Cause (as defined in the proposed employment agreement by and between the Executive and Integrated Technology USA, Inc. ("ITI") (the "Employment Agreement")) or if there is a

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Change in Control of the Company (as defined in Exhibit A hereto) prior to the
Executive's termination of employment, then, subject to Section 3.3(b) below, any unvested shares of Restricted Stock shall immediately fully vest. When any Restricted Stock becomes vested, the Company shall promptly issue and deliver to the Executive a new stock certificate registered in the name of the Executive for such Shares without the legend set forth in Section 4(a) hereof and shall promptly deliver to the Executive any related RS Property.

                  (b) .118182 shares of Restricted Stock that would otherwise become vested on each Vesting Date pursuant to Section 3.3(a) above (the "Contingent Shares") shall not vest and shall not cease to be Restricted Stock hereunder unless the Company's Cumulative After-Tax Income Targets set forth on Exhibit B hereto (the "Targets") are attained in accordance with the terms and conditions set forth therein. The Contingent Shares shall only vest on the later of the attainment of (i) the applicable Targets or (ii) the appropriate Vesting Date (or upon a Change in Control or termination by the Company without Cause) in accordance with Section 3(a) above. In the event that only some of the Contingent Shares vest as a result of the attainment of the Targets, the amount shall be proportionately allocated to each Vesting Date. Upon the attainment of the Targets (but solely to the extent of such attainment), the Contingent Shares shall cease to be subject to the restrictions of this Section 3(b). When any Contingent Shares become fully vested in accordance with this Section 3(b) and
Section 3(a) above, the Company shall promptly issue and deliver to the Executive a new stock certificate registered in the name of the Executive for such Shares without the legend in Section 4(a) hereof and shall promptly deliver to the Executive any related RS Property.

                  3.4 Surrender. In the event that the employment of the Executive with the Company is terminated by the Company for Cause or the Executive terminates employment with the Company for any reason, the Executive shall forfeit to the Kahns, without compensation, all then unvested shares of Restricted Stock and RS Property (but no vested portion of the Restricted Stock or RS Property).

                  3.5 Adjustments. This award of Restricted Stock shall not affect in any way the right or power of the Board of Directors or stockholders of the Company to make or authorize an adjustment, recapitalization or other change in the capital structure or the business of the Company, any merger or consolidation of the Company or subsidiaries, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, the dissolution or liquidation of the Company or subsidiaries, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

                  3.6 Withholding. The Executive agrees that, subject to subsection 3.7 below,

                           (a) No later than the date on which any Restricted
Stock shall have become vested, the Executive will pay to the Company, or make arrangements satisfactory to the Company regarding payment of any federal, state or local taxes of any kind required by law to be withheld with respect to any Restricted Stock which shall have become so vested; and

                           (b) The Company shall, to the extent permitted by
law, have the right to deduct from any payment of any kind otherwise due to the Executive any federal, state or local taxes of any kind required by law to be withheld with respect to any Restricted Stock which shall have become so vested.

                  3.7 Section 83(b). If the Executive properly elects (as permitted by Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code")) within thirty (30) days after the transfer of the Restricted Stock to include in gross income for federal income tax purposes in the year of issuance the fair market value of such Restricted Stock, the Executive shall pay to the Company or make arrangements satisfactory to the Company to pay to the Company upon such election, any federal, state or local taxes required to be withheld with respect to such Restricted Stock. If the Executive shall fail to make such payment, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Executive any federal, state or local taxes of any kind required by law to be withheld with respect to such Restricted Stock.

                  3.8 Special Incentive Compensation. The Executive agrees that the award of the Restricted Stock hereunder is special incentive compensation and that it, any dividends paid thereon (even if treated as compensation for tax purposes) and any other RS Property will not be taken into account as "salary" or "compensation" or "bonus" in determining the amount of any payment under any pension, retirement or profit-sharing plan of the Company or any life insurance, disability or other benefit plan of the Company.

                  3.9 Delivery Delay. The delivery of any certificate representing Restricted Stock or other RS Property may be postponed by the Company for such period as may be required for it to comply with any applicable federal or state securities law, or any securities exchange listing requirements and the Company is not obligated to issue or deliver any securities if, in the opinion of counsel for the Company, the issuance of such Shares shall constitute a violation by the Executive or the Company of any provisions of any law or of any regulations of any governmental authority or any securities exchange.

         4. Legends. All certificates representing the Shares shall have endorsed thereon the following legends:

                  (a) "THE ANTICIPATION, ALIENATION, ATTACHMENT, SALE, TRANSFER, ASSIGNMENT, PLEDGE, ENCUMBRANCE OR CHARGE OF THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING A VESTING SCHEDULE AND FORFEITURE PROVISION AND RESTRICTIONS AGAINST TRANSFER) OF AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER, NATHAN KAHN, SANDRA KAHN AND EMPIRE RESOURCES, INC. (THE "COMPANY") DATED AS OF THE 14TH DAY OF SEPTEMBER, 1999. COPIES OF SUCH AGREEMENT ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY."

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                  (b) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

                  (c) Any legend required to be placed thereon by applicable blue sky laws or other law of any state or securities law or other law of any province.

         5. Securities Representations. The Shares are being issued to the Executive and this Agreement is being made by the Company in reliance upon the following express representations and warranties of the Executive.

                  The Executive acknowledges, represents and warrants that:

                  (a) he has been advised that he may be an "affiliate" within the meaning of Rule 144 under the Securities Act of 1933, as amended (the "Act") and in this connection the Company is relying in part on his representations set forth in this Section;

                  (b) the Shares must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a "re-offer prospectus") with regard to such Shares and the Company is under no obligation to register the Shares (or to file a "re-offer prospectus");

                  (c) he understands that the exemption from registration under Rule 144 will not be available unless (i) a public trading market then exists for the Common Stock of the Company, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144, or any exemption therefrom are complied with and that any sale of the Shares may be made only in limited amounts in accordance with such terms and conditions;

                  (d) the Shares are being acquired for his own account and not with a view to, or for sale in connection with, the distribution thereof, nor with any present intention of distributing or selling any such Shares within the meaning of the Act;

                  (e) in the event that the Executive is permitted to sell, transfer, pledge, hypothecate, assign or otherwise dispose of the Shares, the Executive may only do so pursuant to a registration statement under the Act and qualification under applicable state securities laws, to the extent required, or pursuant to an opinion of counsel satisfactory to the Company that such registration is not required and that the transaction (if it involves a sale in the over-the-counter market or on a securities exchange) complies with the provisions of Rule 144 under the Act or another exemption. A stop-transfer order will be placed on the books of the Company respecting the certificates evidencing the Shares, and such certificates shall bear, until such time as the Shares evidenced by such certificates shall have been registered under the Act or shall have been transferred in accordance with an opinion of counsel for the Company that such registration is not required, the legends required pursuant to Section 4 hereof; and

                  (f) he has been advised that he may be subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and that he may be subject to insider trading restrictions and reporting requirements on the purchase and sale of securities of the Company imposed under the Exchange Act.

         6. Not an Employment Agreement. The issuance of the Shares hereunder does not constitute an agreement by the Company to continue to employ the Executive during the entire, or any portion of, the term of this Agreement, including but not limited to any period during which Restricted Stock is outstanding.

         7. Miscellaneous.

                  7.1 This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal legal representatives, successors, trustees, administrators, distributees, devisees and legatees. The Company may assign to, and require, any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, any subsidiary or any division of the Company or Subsidiary by which the Executive is employed to expressly assume and agree in writing to perform this Agreement. This Agreement may not be otherwise assigned by the parties hereto. The Company, the Kahns, Empire Resources Pacific Ltd., and ITI have entered into an Agreement and Plan of Merger dated as of February 22, 1999 (the "Merger Agreement") pursuant to which it is contemplated that the Company will merge into Integrated. In the event of the consummation of such merger, this Agreement shall remain in effect, ITI will succeed to all rights and obligations herein of the Company, the Executive will receive as a result of the merger 469,238 shares of Common Stock, $.01 par value of ITI, in place of the .5 Company shares previously held by the Executive, the reference in Section 1 hereof to .5 Company shares shall be changed to 469,238 shares of ITI, the reference in Section 3.3(b) hereof to
 .118182 Company shares shall be changed to refer to 110,911 shares of ITI, all references herein to the Company shall be deemed to refer to ITI, and all references herein to Common Stock, Shares and Restricted Stock shall be deemed to refer to shares of ITI.

                  7.2 No modification or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party against whom it is sought to be enforced.

                  7.3 This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one contract.

                  7.4 The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

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                  7.5 The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

                  7.6 All notices, consents, requests, approvals, instructions and other communications provided for herein shall be in writing and validly given or made when delivered, or on the second succeeding business day after being mailed by registered or certified mail, whichever is earlier, to the persons entitled or required to receive the same, at the addresses set forth at the heading of this Agreement or to such other address as either party may designate by like notice. Notices to the Company shall be addressed to its principal office, attention of the Chief Executive Officer.

                  7.7 The capitalized terms in this Agreement that are not otherwise defined herein shall have the meaning as set forth in the employment agreement in effect on the date hereof between the Executive and the Company.

                  7.8 This Agreement shall be governed and construed and the legal relationships of the parties determined in accordance with the laws of the state of Delaware regardless of the law that might otherwise govern under applicable principles of conflict laws.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                         EMPIRE RESOURCES, INC.


                                         By /s/ Nathan Kahn
                                           -----------------------------------
                                             Name:  Nathan Kahn
                                             Title:



                                         /s/ Harvey Wrubel
                                         -------------------------------------
                                         Harvey Wrubel



                                         /s/ Nathan Kahn
                                         -------------------------------------
                                         Nathan Kahn
                                              As Tenant-In-Common



                                         /s/ Sandra Kahn
                                         -------------------------------------
                                         Sandra Kahn
                                              As Tenant-In-Common

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                                    EXHIBIT A
                                    ---------

         For purposes of this Agreement, a Change in Control shall mean any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing a percentage of the combined voting power of the Company's outstanding securities greater than the total percentage then beneficially owned, directly or indirectly, by Sandra Kahn and Nathan Kahn, their issue and trusts or other entities formed primarily for the benefit of the foregoing. In no event will consummation of the transactions contemplated under the Merger Agreement be deemed to result in a Change in Control.

                                    EXHIBIT B
                                    ---------

         The number of the Contingent Shares (if any) that will be released from the restrictions set forth in Section 3(b), will be a function of degree of attainment of the Company's Cumulative After-Tax Income during the two-year period commencing April 1, 1999 and ending March 31, 2001, as indicated in the table below.

Company Cumulative After-Tax Income                    Number of Contingent
Targets During the Two-Year Period Ending              Shares to Be Released
March 31, 2001  (in Millions of Dollars)               to the Executive

less than 4.4                                                 0
4.4 to but excluding 4.8                                    6,636
4.8 to but excluding 5.2                                   13,522
5.2 to but excluding 5.6                                   20,673
5.6 to but excluding 6.0                                   28,104
6.0 to but excluding 6.4                                   35,833
6.4 to but excluding 6.8                                   43,877
6.8 to but excluding 7.2                                   52,256
7.2 to but excluding 7.6                                   60,992
7.6 to but excluding 8.0                                   70,108
8.0 to but excluding 8.4                                   79,628
8.4 to but excluding 8.8                                   89,582
8.8 to but excluding 9.2                                   99,999
9.2 or greater                                            110,911

         For purposes of this Exhibit B, the Company's Cumulative After-Tax Income during the two-year period commencing April 1, 1999 and ending March 31, 2001 shall be determined in accordance with Section 2.11 of the Merger Agreement.